As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AFFILIATED MANAGERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3218510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 South Flagler Drive

West Palm Beach, Florida 33401

(800) 345-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dava E. Ritchea

Chief Financial Officer

Affiliated Managers Group, Inc.

777 South Flagler Drive

West Palm Beach, Florida 33401

(800) 345-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Laura Kaufmann Belkhayat

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

AFFILIATED MANAGERS GROUP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

The registration statement that contains this prospectus is being filed in anticipation of the expiration of the previous registration statement filed by Affiliated Managers Group, Inc. (“AMG”) on March 1, 2022.

AMG may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

The common stock of AMG is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMG.” In addition, we have junior subordinated notes listed on the NYSE under the symbols “MGR,” “MGRB,” “MGRD,” and “MGRE.” If we decide to seek a listing of any debt securities, preferred stock, depositary shares, warrants, or other securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 2.

The address of AMG’s principal executive offices is 777 South Flagler Drive, West Palm Beach, Florida 33401 and the telephone number at the principal executive offices is (800) 345-1100.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025

i

ABOUT THIS PROSPECTUS

Each time we offer securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update, or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will offer these securities.

The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “AMG,” “we,” “us,” the “Company,” and “our” refer to Affiliated Managers Group, Inc. and not our Affiliates (as defined later in this prospectus) or other subsidiaries.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations, and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus, in the documents we incorporate by reference herein and our other filings with the SEC, in our press releases, and in oral statements made with the approval of an executive officer may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements, and may be prefaced with words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Such statements are subject to certain risks and uncertainties, including, among others, the factors discussed under the caption “Risk Factors” in the documents incorporated by reference in this prospectus.

These factors (among others) could affect our financial condition, business activities, results of operations, cash flows, or overall financial performance and cause actual results and business activities to differ materially from historical periods and those presently anticipated and projected. Forward-looking statements speak only as of the date they are made, and we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we caution you not to place undue reliance on any such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov. We maintain an internet site at http://www.amg.com. The information on, or accessible from, our website is not a part of this prospectus by reference or otherwise.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 14, 2025;

•	Current Reports on Form 8-K filed on February 3, 2025, and February 6, 2025 (but only the information deemed “filed” for purposes of Section 18 of the Exchange Act);

•

our Definitive Proxy Statement on Schedule 14A filed on April 12, 2024 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Dava E. Ritchea, Chief Financial Officer

Affiliated Managers Group, Inc.

777 South Flagler Drive

West Palm Beach, Florida 33401

(800) 345-1100

This prospectus constitutes a part of a registration statement on Form S-3, including all amendments and exhibits, referred to herein as the “Registration Statement,” that we have filed with the SEC under the Securities Act of 1933, as amended, or the “Securities Act.” This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected from the SEC’s website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

THE COMPANY

AMG is a strategic partner to leading independent investment firms globally. Our strategy is to generate long-term value by investing in high-quality independent partner-owned firms, which we refer to as “Affiliates,” through a proven partnership approach, and allocating resources across our unique opportunity set to the areas of highest growth and return. With their entrepreneurial, investment-centric cultures and alignment of interests with clients through direct equity ownership by firm principals, independent firms have fundamental competitive advantages in offering unique return streams to the marketplace. Through AMG’s distinctive approach, we enhance these advantages to magnify the long-term success of our Affiliates and actively support their independence. Our innovative model enables each Affiliate’s management team to retain autonomy and significant equity ownership in their firm, while they leverage our strategic capabilities and insight, including growth capital, product strategy and development, capital formation, and incentive alignment and succession planning. As of December 31, 2024, our aggregate assets under management were approximately $708 billion across a diverse range of private markets, liquid alternatives, and differentiated long-only investment strategies.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or junior subordinated debt securities and may be convertible or non-convertible. We will issue debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the senior debt securities will include those described in the applicable prospectus supplement and those stated in the senior debt securities indenture, dated as of June 5, 2020 (the “Senior Notes Indenture”), between the Company, as issuer, and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee, and those made part of the Senior Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the junior subordinated debt securities will include those described in the applicable prospectus supplement and those stated in the junior subordinated debt securities indenture, dated as of March 27, 2019 (the “Junior Subordinated Notes Indenture”), by and between the Company, as issuer, and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee, and those made part of the Junior Subordinated Notes Indenture by reference to the Trust Indenture Act. We have included copies of the Senior Notes Indenture and the Junior Subordinated Notes Indenture as exhibits to this Registration Statement. Each of the indentures is subject to, and governed by, the terms of the Trust Indenture Act. We have junior subordinated notes listed on the NYSE under the symbols “MGR,” “MGRB,” “MGRD,” and “MGRE.”

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and by-laws for additional information related to our common stock.

General

Under our charter, we are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and up to 3,000,000 shares of Class B non-voting common stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of December 31, 2024, we had 29,594,990 shares of common stock outstanding, an additional 28,924,054 shares of common stock were held in the Company’s treasury, and there were no shares of Class B non-voting common stock outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol “AMG.”

Dividends

Subject to preferential rights of any other class or series of stock, holders of common stock and Class B non-voting common stock may receive dividends out of assets that we can legally use to pay dividends, when, as, and if they are declared by our board of directors, with each share of common stock and each share of Class B non-voting common stock sharing equally in such dividends (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible). If dividends are declared that are payable in shares of common stock or shares of Class B non-voting common stock, such dividends will be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock will be payable to the holders of shares of common stock, and the dividends payable in shares of Class B non-voting common stock will be payable to the holders of shares of Class B non-voting common stock.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election.

Liquidation/Dissolution Rights

Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B non-voting common stock shall be entitled to share ratably in the remaining assets available for distribution in the event we are liquidated, dissolved, or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible).

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation, and other rights, and have no preference, appraisal, or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the conversion rights afforded to the holders of our Class B non-voting common stock that are described below.

Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation’s charter, which percentage will not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by-laws, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term, or removal of directors, vacancies on the board of directors, or the limitation of liability of directors, the affirmative vote of the holders of at least eighty percent (80%) of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, will be required.

Rights of Class B Non-Voting Common Stock

The holders of our Class B non-voting common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B non-voting common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B non-voting common stock is convertible, at the option of the holder, into one share of common stock; provided, that such conversion is not inconsistent with any regulation, rule, or other requirement of any governmental authority applicable to the holder. To the extent the holders of Class B non-voting common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

Under our charter, the board of directors is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to establish from time to time a series of preferred stock with terms as it may specify in a certificate of designations which will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. A description of the terms of preferred stock so created will be contained in a prospectus supplement related to any offering of such securities.

DESCRIPTION OF DEPOSITARY SHARES

AMG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, AMG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between AMG and a bank or trust company selected by AMG, as preferred stock depositary. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion, and liquidation rights, if any, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

DESCRIPTION OF WARRANTS

AMG may offer warrants pursuant to which a holder will be entitled to purchase debt securities, preferred stock, common stock, or other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Warrants will be issued under one or more warrant agreements to be entered into between AMG and a bank or trust company, as warrant agent. Except as otherwise stated in a prospectus supplement, the warrant agent will act solely as the agent of AMG under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate, will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. You should read the more detailed provisions of the warrant agreement and the warrant certificate for provisions that may be important to you.

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the offering price of the warrants;

•	the aggregate number of warrants and the aggregate number of securities that may be purchased upon exercise of the warrants;

•

the designation, number, and terms of the debt securities, preferred stock, common stock, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of warrants issued with each security;

•	the date, if any, on and after which, if the warrants are issued as a unit with another security, the warrants and the related security will be separately transferable;

•	the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock, or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any additional terms of the subscription rights, including terms, procedures, and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

AMG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to AMG, and AMG to sell to or purchase from the holders, a specified or varying number of shares of common stock, shares of preferred stock, or depositary shares at a future date or dates. The consideration per share of common stock, share of preferred stock, or depositary share and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	U.S. Treasury securities, or

•	any other securities described in the applicable prospectus supplement,

which may secure the holders’ obligations to purchase or to sell, as the case may be, the common stock, preferred stock, or depositary shares under the stock purchase contracts. The stock purchase contracts may require AMG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

General

The securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market or an exchange or otherwise; or

•	through a combination of any of these methods or by any other legally available means.

The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers, or agents may be required to make.

No Assurance of Liquidity

Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Secondary Sales

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including any commissions to be paid.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of AMG by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions, if any). All amounts are estimated.

SEC registration fee	(1)
Trustees’ fees and expenses	(2)
Printing and engraving fees	(2)
Rating agency fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Stock exchange listing fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)	Not presently known.

Item 15. Indemnification of Directors and Officers.

AMG is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of their duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

In accordance with the General Corporation Law, Article VII of AMG’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that no director of AMG shall be personally liable to AMG or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to AMG or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of AMG shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Article V of AMG’s Amended and Restated By-laws provides for indemnification, to the fullest extent authorized by the General Corporation Law (as the same exists or may hereafter be amended; provided that no such amendment shall reduce the level of indemnity provided prior to such amendment), by AMG of its directors, officers, and certain non-officer employees under certain circumstances against expenses (including, among other things, attorneys’ fees, judgments, fines, penalties, and amounts reasonably paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceeding (or any claim, issue or matter therein) in which any such person is involved by reason of the fact that such person is or was a director, officer, or employee of AMG if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of AMG, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe their conduct was unlawful.

AMG also carries standard directors’ and officers’ liability insurance covering its directors and officers.

AMG has also entered into indemnification agreements with certain of its directors and officers. Such agreements generally provide for indemnification by reason of being a director or officer of AMG, as the case may be. These agreements are in addition to the indemnification provided by AMG’s Certificate and Amended and Restated By-laws.

Item 16. Exhibits.

Exhibit No.	Description

1.1†	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form S-1/A (No. 333-34679), filed October 29, 1997)

3.2	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form S-8 (No. 333-129748), filed November 16, 2005)

3.3	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Proxy Statement on Schedule 14A (No. 001-13459), filed April 28, 2006)

3.4	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-13459), filed August 3, 2017)

3.5	Amended and Restated By-laws (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-13459), filed November 7, 2022)

4.1	Indenture, dated as of February 11, 2014, between the Company and U.S. Bank National Association, as trustee, (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed February 11, 2014)

4.2	Second Supplemental Indenture related to the 3.500% Senior Notes due 2025, dated as of February 13, 2015, between the Company, as issuer, and U.S. Bank National Association, as trustee, including the form of Global Note attached as Annex A thereto (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed February 13, 2015)

4.3	Indenture for Senior Notes, dated as of June 5, 2020, between the Company, as issuer, and U.S. Bank National Association, as trustee, (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed June 5, 2020)

4.4	First Supplemental Indenture related to the 3.300% Senior Notes due 2030, dated as of June 5, 2020, between the Company, as issuer, and U.S. Bank National Association, as trustee, including the form of Global Note attached as Annex A thereto (incorporated by reference to the Company’s Current Report on Form 8-K (No. 00113459), filed June 5, 2020)

4.5	Second Supplemental Indenture related to the 5.500% Senior Notes due 2034, dated as of August 20, 2024, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee, including the form of Global Note attached as Annex A thereto (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed August 20, 2024)

4.6	Indenture for Junior Subordinated Notes, dated as of March 27, 2019, between the Company, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed March 27, 2019)

4.7	First Supplemental Indenture related to the 5.875% Junior Subordinated Notes due 2059, dated as of March 27, 2019, between the Company, as issuer, and U.S. Bank National Association, as trustee, including the form of Global Note attached as Annex A thereto (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed March 27, 2019)

4.8	Second Supplemental Indenture related to the 4.750% Junior Subordinated Notes due 2060, dated as of September 23, 2020, between the Company, as issuer, and U.S. Bank National Association, as trustee, including the form of Global Note attached as Annex A thereto (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed September 23, 2020)

4.9	Third Supplemental Indenture related to the 4.200% Junior Subordinated Notes due 2061, dated as of July 13, 2021, between the Company, as issuer, and U.S. Bank National Association, as trustee, including the form of Global Note attached as Annex A thereto (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed July 13, 2021)

4.10	Fourth Supplemental Indenture related to the 6.750% Junior Subordinated Notes due 2064, dated as of March 20, 2024, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee, including the form of Global Note attached as Annex A thereto (incorporated by reference to the Company’s Current Report on Form 8-K (No. 001-13459), filed March 20, 2024)

4.11†	Form of Certificate of Designations of Preferred Stock and Preferred Stock Certificate

4.12†	Form of Deposit Agreement

4.13†	Form of Depositary Receipt

4.14†	Form of Warrant Agreement

4.15†	Form of Subscription Rights Agreement

4.16†	Form of Stock Purchase Contract

4.17†	Form of Stock Purchase Unit

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to AMG, as to the legality of the securities being registered

22	Subsidiary Issuers of Guaranteed Securities (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-13459), filed May 7, 2021)

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24*	Powers of Attorney (included on the signature page to this Registration Statement)

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee, with respect to the Indentures for Senior Notes and Junior Subordinated Notes

107*	Calculation of Filing Fee Tables

†	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Palm Beach, Florida, on this 28th day of February, 2025.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ Dava E. Ritchea
Name: Dava E. Ritchea
Title: Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Affiliated Managers Group, Inc., a Delaware corporation, hereby severally constitute and appoint Jay C. Horgen, Dava E. Ritchea and Kavita Padiyar, and each of them singly, our true and lawful attorneys-in-fact and agents, with power to act singly and with full power of substitution and resubstitution, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or caused to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our names and in our capacities as officers and directors to enable Affiliated Managers Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact and agents, or any of them or their substitute or substitutes, to said Registration Statement and any and all amendments thereto and related registration statements.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay C. Horgen Jay C. Horgen	President and Chief Executive Officer (Principal Executive Officer), Director	February 28, 2025

/s/ Dava E. Ritchea Dava E. Ritchea	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 28, 2025

/s/ Karen L. Alvingham Karen L. Alvingham	Director	February 28, 2025

/s/ Dwight D. Churchill Dwight D. Churchill	Director	February 28, 2025

/s/ Annette Franqui Annette Franqui	Director	February 28, 2025

/s/ Félix V. Matos Rodríguez Félix V. Matos Rodríguez	Director	February 28, 2025

/s/ Tracy P. Palandjian Tracy P. Palandjian	Director	February 28, 2025

/s/ David C. Ryan David C. Ryan	Director	February 28, 2025

/s/ Loren M. Starr Loren M. Starr	Director	February 28, 2025